Exhibit 10.13.3

SECOND AMENDMENT TO
THE COCA-COLA COMPANY SEVERANCE PAY PLAN
(As Amended and Restated Effective January 1, 2020)

WHEREAS, Section 6.1 of The Coca-Cola Company Severance Pay Plan (the “Plan”) provides that the Benefits Committee (the “Committee”) has the authority to amend the Plan; and

WHEREAS, the Committee desires to amend the Plan to make certain changes;

NOW, THEREFORE, the Committee hereby amends the Plan as follows effective as of November 1, 2020.

    The third paragraph of the definition of “Participant” referencing Costa USA LLC shall be amended as follows:
“Notwithstanding the foregoing, the term “Participant” shall not include any employee of The Coca-Cola Company or an Affiliate who, immediately before becoming employed by the Company, was employed by Briggo Coffee in 2020. Furthermore, the term "Participant" shall not include any employee covered by a collective bargaining agreement between an employee representative and the Company or any Affiliate, unless the collective bargaining agreement provides for the employee’s participation in this Plan.”

IN WITNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 22nd day of September 2021.

                    THE COCA-COLA COMPANY
                    BENEFITS COMMITTEE

                    BY:     /s/ Silvina Kippke
                        Silvina Kippke